 As filed with the Securities and Exchange Commission on November 7, 1996.

                                                           Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                          FPA Medical Management, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                             33-0604264
---------------------------------------------               -------------------
(State or other jurisdiction of incorporation               (I.R.S. Employer
or organization)                                            Identification No.)

     2878 Camino Del Rio South
          Suite 301
       San Diego, California                                       92108
----------------------------------------                       ---------
(Address of Principal Executive Offices)                        (Zip Code)

                          FPA Medical Management, Inc.
                       Amended Omnibus Stock Option Plan
                       ---------------------------------
                            (Full title of the plan)

                          Dr. Sol Lizerbram, President
                          FPA Medical Management, Inc.
                      2878 Camino Del Rio South, Suite 301
                          San Diego, California  92108
                     -------------------------------------
                    (Name and address of agent for service)

                                (619) 295-7005
            ------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                with a copy to:
James A. Lebovitz, Esquire                              Justin P. Klein, Esquire
Senior Vice President,                         Ballard Spahr Andrews & Ingersoll
General Counsel and Secretary                                 1735 Market Street
FPA Medical Management, Inc.               Philadelphia, Pennsylvania 19103-7599
2878 Camino Del Rio South, Suite 301                              (215) 665-8500
San Diego, California  92108
                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
--------------------------------------------------------------------------------
                                Proposed      Proposed
Title of                        Maximum       Maximum
Securities         Amount       Offering      Aggregate      Amount of
to be              to be        Price Per     Offering       Registration
Registered         Registered   Share(1)      Price(1)       Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.002    2,500,000    $18.75        $46,875,000    $14,205
per share
________________________________________________________________________________

     (1) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based upon the average of the high and low prices of FPA Medical Management, Inc. Common Stock on November 1, 1996, $18.75, as reported on The Nasdaq National Market.

            Part I and Items 3-7 and 9 of Part II of FPA Medical Management Inc.'s Registration Statement on Form S-8 (33-00076) are incorporated by reference herein pursuant to Instruction E of Form S-8.


Item 8.  Exhibits.
         --------

      4.1 Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-79714)

      5     Opinion of Ballard Spahr Andrews & Ingersoll

      23.1  Consent of Deloitte & Touche LLP

      23.2  Consent of Ballard Spahr Andrews & Ingersoll (included in
            Exhibit 5)

      24    Power of Attorney (included on page II-2)

      99    FPA Medical Management, Inc. Amended Omnibus Stock Option Plan

                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on November 7, 1996.


                                    FPA MEDICAL MANAGEMENT, INC.


                                    By: /s/ Seth Flam
                                       -------------------------------------
                                       Seth Flam
                                       President and Chief Executive Officer



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Each person whose signature appears below in so signing also makes, constitutes and appoints Dr. Sol Lizerbram, Dr. Seth Flam and Steven M. Lash, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Signature                Title                            Date
     ---------                -----                            ----

/s/ Sol Lizerbram   Chairman of the Board of Directors    November 7, 1996
------------------
Sol Lizerbram

/s/ Seth Flam       Director, President and Chief         November 7, 1996
------------------  Executive Officer
Seth Flam           (Principal Executive Officer)

/s/ Steven M. Lash  Executive Vice President              November 7, 1996
------------------  President and Chief Financial
Steven M. Lash      Officer (Principal Financial Officer)

/s/ Cheryl A. Moore       Vice President-Finance and     November 7, 1996
-----------------------   Chief Accounting Officer
Cheryl A. Moore           (Principal Accounting Officer)

/s/ Howard Hassman        Executive Vice President -     November 7, 1996
-----------------------   Corporate Development and
Howard Hassman            Director


/s/ Kevin Ellis           Chief Medical Officer and      November 7, 1996
-----------------------   Director
Kevin Ellis

/s/ Michael Feinstein     Director                       November 7, 1996
-----------------------
Michael Feinstein


                          Director
-----------------------
Harvey Wilson


                          Director
-----------------------
Sheldon Derezin


/s/ Stephen J. Dresnick   Director                       November 7, 1996
-----------------------
Stephen J. Dresnick


/s/ Herbert A. Wertheim   Director                       November 7, 1996
-----------------------
Herbert A. Wertheim

                                 EXHIBIT INDEX



Number              Exhibit
------              -------


4.1 Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-79714)

5     Opinion of Ballard Spahr Andrews & Ingersoll

23.1  Consent of Deloitte & Touche LLP

23.2  Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5)

24    Power of Attorney (included on page II-2)

99    FPA Medical Management, Inc. Amended Omnibus Stock Option Plan